Exhibit 99.1

GTY Technology Holdings Announces First Quarter Financial Results

Annual recurring revenue of $44.1 million, up 27% year-over-year

Total first quarter revenue of $13.3 million, up 18% year-over-year

(Boston, MA, May 13, 2021) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the first quarter ended March 31, 2021.

“The first quarter was an outstanding start to 2021, primarily driven by robust activity across all of our business segments. We accelerated year-over-year ARR growth to 27% and achieved 18% revenue growth that exceeded guidance,” said TJ Parass, CEO of GTY. “We have great momentum across our business and see strong demand for our products as more and more public sector organizations are pushing to modernize and transform their operations. As we look forward, we believe GTY is well positioned to capitalize on the recovery trend and execute on our growth initiatives.”

First Quarter 2021 Financial Highlights

●	Revenue: Total GAAP revenue for the first quarter of 2021 was $13.3 million, up 18% compared to $11.3 million in the first quarter of 2020. Total non-GAAP revenue for the first quarter of 2021 was $13.4 million, up 15% compared to $11.6 million in the first quarter of 2020.
●	Gross Profit: Gross profit for the first quarter of 2021 was $8.5 million, compared to $6.7 million for the first quarter of 2020. Gross margin for the first quarter of 2021 was 64%, compared to 60% for the first quarter of 2020. Non-GAAP gross profit for the first quarter of 2021 was $8.9 million, compared to $7.3 million for the first quarter of 2020. Non-GAAP gross margin was 67% for the first quarter of 2021, compared to 63% for the first quarter of 2020.
●	Operating (Loss): Operating loss for the first quarter of 2021 was $(8.1) million, compared to an operating loss of $(16.5) million in the first quarter of 2020. Non-GAAP operating loss for the first quarter of 2021 was $(1.5) million, compared to an operating loss of $(5.7) million in the first quarter of 2020.
●	Net (Loss): Net loss for the first quarter of 2021 was $(18.0) million, or $(0.32) per share, based on 55.8 million weighted average shares outstanding. During the first quarter of 2020, net loss was $(17.4) million, or $(0.33) per share, based on 52.6 million weighted average shares outstanding.

On April 12, 2021, the SEC released guidance regarding the technical accounting for warrants issued by special purpose acquisition companies. GTY has assessed the impact of this recent guidance and determined it is not material to previously issued financial statements. Accordingly, GTY will revise, rather than restate, its previously issued 2020 quarterly and annual financial statements in GTY’s filings for 2021 on Forms 10-Q and 10-K. The guidance does not impact GTY’s non-GAAP operating metrics for 2019 or 2020, including non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin and non-GAAP loss from operations.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year over year unless otherwise provided.

First Quarter 2020 Highlights and Key Metrics

●	Raised $6.8 million through equity sales

●	Redeemed shares worth $8 million
●	The number of customers was 1,793 as of March 31, 2021, an increase of 14% from 1,578 as of March 31, 2020.

Additional information regarding our new customers, total customers and Annual Recurring Revenue and how each are calculated are included below.

Financial Outlook

As of May 13, 2021, GTY is providing guidance for its second quarter and full year 2021 as follows:

●	Second Quarter 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $13.5 million to $14.0 million or approximately 22% year-over-year growth.
●	Full Year 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $57.0 million to $60.0 million or approximately 20% year- over-year growth.

Conference Call and Webcast

GTY will hold its quarterly earnings call on May 13, 2021 at 4:30 p.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by registering here using conference ID 7597626. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast here. The archived webcast will be available shortly after the call on the company website, www.gtytechnology.com.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic, or other public health crises, on our operations, our customers and the economy; (2) the risk that the ongoing integration of the businesses acquired in our business combination disrupts current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) changes in applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business or competitive factors; and (7) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination and share-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss From Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Operating Metrics

We define the number of customers as the number of accounts with a unique account identifier for which we have an active contract in the period indicated. New customers have signed a new contract with a GTY entity in the period.

We define ARR as the annualized revenue run-rate of subscription, maintenance or transaction-based agreements from all customers at a point in time. For transaction based CityBase contracts we use the following calculation: For large projects (>$10K per month) with 12 months or more of history we use the trailing 12 months of history. For large projects with less than 12 months, we calculate an annualized value based on history available. For small projects (<$10K per month) we annualize the most recent month’s activity.

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues	$13,259	$11,276
Cost of revenues	4,742	4,527
Gross Profit	8,517	6,749

Operating expenses
Sales and marketing (1)	3,762	4,854
General and administrative (1)	5,193	7,449
Research and development (1)	2,985	3,798
Amortization of intangible assets	3,599	3,673
Restructuring charges	—	3,466
Change in fair value of contingent consideration	1,114	29
Total operating expenses	16,653	23,269
Loss from operations	(8,136)	(16,520)

Other income (expense)
Interest income (expense), net	(859)	(236)
Loss from repurchase/issuance of shares	(5,333)	(2,056)
Change in fair value of warrant liability	(4,038)	(1,563)
Other income (loss), net	168	499
Total other income (expense), net	(10,062)	(3,356)

Loss before income taxes	(18,198)	(19,876)
Benefit from income taxes	170	2,521
Net loss	$(18,028)	$(17,355)

Net loss per share, basic and diluted	$(0.32)	$(0.33)
Weighted average common shares outstanding, basic and diluted	55,828	52,575

Net loss	$(18,028)	$(17,355)
Other comprehensive loss:
Foreign currency translation gain (loss)	255	2,049
Total other comprehensive income (loss)	255	2,049
Comprehensive loss	$(17,773)	$(15,306)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$292	$218
Sales and Marketing	359	771
General and administrative	946	2,051
Research and development	226	255
Total share-based compensation expense	$1,823	$3,295

Exhibit 2

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenues	$13,259	$13,101	$11,276
Purchase accounting adjustment to revenue	122	126	315
Non-GAAP Revenues	$13,381	$13,227	$11,591

Gross Profit	$8,517	$8,174	$6,749
Purchase accounting adjustment to revenue	122	126	315
Share-based compensation	$292	$236	218
Non-GAAP Gross Profit	$8,931	$8,536	$7,282

Gross Margin	64%	62%	60%
Non-GAAP Gross Margin	67%	65%	63%

Loss from operations	$(8,136)	$(11,125)	$(16,520)
Purchase accounting adjustment to revenue	122	126	315
Amortization of intangibles	3,599	3,683	3,673
Share-based compensation	1,823	2,283	3,295
Goodwill impairment expense	—	2,000	—
Restructuring charges	—	—	3,466
Change in fair value of contingent consideration	1,114	1,951	29
Non-GAAP Loss from operations	$(1,478)	$(1,082)	$(5,742)

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$17,936	$22,800
Accounts receivable, net	10,752	9,994
Prepaid expenses and other current assets	3,855	2,583
Total current assets	32,543	35,377

Property and equipment, net	3,651	3,891
Intangible assets, net	97,508	101,107
Goodwill	284,635	284,635
Other assets	7,605	7,437
Total assets	$425,942	$432,447

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,556	$6,366
Deferred revenue - current portion	23,345	22,304
Contingent consideration - current portion	729	743
Other current liabilities	1,713	1,897
Total current liabilities	31,343	31,310

Deferred revenue - less current portion	2,236	1,602
Warrant liability	7,078	3,040
Deferred tax liability	17,144	17,494
Contingent consideration - less current portion	43,630	42,530
Term loan, net	26,694	26,632
Other long-term liabilities	2,921	3,074
Total liabilities	131,046	125,682

Commitments and contingencies

Shareholders’ equity:
Common stock	6	6
Exchangeable shares	50,637	54,224
Additional paid in capital	393,082	380,881
Accumulated other comprehensive income	261	6
Treasury stock	(8,343)	(5,633)
Accumulated deficit	(140,747)	(122,719)
Total shareholders' equity	294,896	306,765
Total liabilities and shareholders’ equity	$425,942	$432,447

Exhibit 4

GTY Technology Holdings Inc.

Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net loss	$(18,028)	$(17,355)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	253	54
Amortization of intangible assets	3,599	3,673
Amortization of right of use assets	279	431
Share-based compensation	1,823	3,295
Deferred income tax benefit	(170)	(2,521)
Loss on issuance/repuchase of shares	5,333	2,056
Change in fair value of warrant liability	4,038	1,563
Change in fair value of contingent consideration	1,114	29
Amortization of deferred debt issuance costs	172	66
Other	(80)	69
Changes in operating assets and liabilities:
Accounts receivable	(789)	522
Prepaid expenses and other assets	(1,536)	(1,122)
Accounts payable and accrued liabilities	(813)	(546)
Deferred revenue and other liabilities	1,747	(42)
Operating lease liabilities	(348)	(441)
Net cash (used in) provided by operating activities	(3,406)	(10,269)

Cash flows from investing activities:
Capital expenditures	(31)	(1,111)
Net cash (used in) provided by operating activities	(31)	(1,111)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance costs	—	11,476
Contingent consideration payments	(28)	(27)
Common stock repurchases	(8,043)	—
Proceeds from issuance of common stock, net of costs	6,790	—
Other	(137)	(132)
Net cash provided by (used in) financing activities	(1,418)	11,317

Effect of foreign currency on cash	(9)	(195)

Net change in cash and cash equivalents	(4,864)	(258)
Cash and cash equivalents, beginning of period	22,800	8,374
Cash and cash equivalents, end of period	17,936	8,116

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898